SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2005

Waste Management, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12154	73-1309529
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Fannin, Suite 4000 Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone number, including area code: (713) 512-6200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

     On April 28, 2005, Waste Management, Inc. (the “Company”) issued a press release announcing its earnings for the fiscal quarter ended March 31, 2005. On the same date, the Company held a conference call, which was open to the public, to discuss these results. A copy of the press release is attached hereto as exhibit 99.1. A replay of the conference call is available beginning at approximately 10:00 a.m. central time through 5:00 p.m. central time on May 12th. The replay of the call may be heard over the Internet, by accessing the Company’s website at www.wm.com, or by telephone by dialing 800-642-1687 and entering conference code 4978881.

Item 7.01. Regulation FD Disclosure.

Results of Landfill Pricing Study

     In January 2005, the Company announced the initiation of a landfill pricing study at 30 of its landfills, and stated that it expected to periodically report the results to the public. Below are the results of the landfill pricing study for the first quarter of 2005.

					% of Tons Lost due
			% of Tons Price	Weighted Avg Price	to Price Increase
Group	Market Area	Landfill	Increased YTD	Increase %	(a)
Canada	Eastern Canada	Ottawa	40%	11%	—
	Western Canada	West Edmonton	70%	4%	5%
East	Boston/Western Massachusetts	Fitchburg - RCI	40%	4%	—
	New Hampshire/Maine	Crossroads	30%	2%	—
	Virginia/Maryland	Amelia	10%	4%	—
	Virginia/Maryland	King George	5%	5%	—
	Western Pennsylvania	Lake View*	—	—	—
	Western Pennsylvania	Shade - RCC	5%	5%	—
Midwest	Illinois	Five Oaks	20%	5%	—
	Michigan	Autumn Hills	55%	8%	—
	Michigan	Westside	80%	5%	—
	Minnesota	Burnsville	30%	4%	—
	Ohio	American	20%	5%	—
	Ohio	Mahoning	50%	5%	—
	Ohio	Suburban South	10%	5%	—
	Wisconsin	Orchard Ridge	35%	3%	—
South	Arkansas	Tontitown	85%	14%	—
	Carolinas	Palmetto	5%	8%	—
	Central Texas	Austin Community	55%	6%	5%
	Gulf Coast	Chastang	90%	17%	—
	Houston	Atascocita	90%	3%	5%
	Louisiana/Mississippi	Pecan Grove	20%	4%	—
	North Texas	New Boston	100%	5%	—
	Oklahoma	East Oak	25%	8%	—
	Tennessee/Alabama/Kentucky	Chestnut Ridge	5%	13%	25%

West	Arizona	NW Regional	35%	4%	—
	North Bay	Altamont	70%	20%	—
	North Bay	Redwood	15%	2%	—
	Oregon	Hillsboro*	—	—	—
	Ventura	Simi Valley	25%	4%	—

		Totals	40%	8%

* Price increases implemented in April

(a) The amounts reported in this column are the amounts that the Company has estimated were lost due to price increases based on customer feedback and its analyses of monthly volume reports.

Changes to Pricing Study

     Effective April 1, 2005, the Company added 23 transfer stations to its pricing study. Additionally, the Company has selected four Market Areas for implementation of the pricing study, beginning on May 1, 2005.

     The additional sites were chosen based upon the same general criteria as the original 30 landfills, including broad geographic scope, third party disposal volumes, and internal revenue growth. The 23 transfer stations and four Market Areas added to the study include the following:

Transfer Stations:

Group	Market Area	Transfer Station
Canada	Greater Toronto	Clarington Transfer
East	Boston/Western Massachusetts	PRTR Transfer
	Eastern Pennsylvania	Philadelphia Transfer
	Eastern Pennsylvania	Indian Valley Transfer
	New Jersey	Park Ridge Transfer
	New Hampshire/Maine	Auburn Transfer
Midwest	Colorado	Colorado Springs Transfer
	Denver	D&R Transfer
	Denver	South Metro Transfer
	Illinois	Joliet Transfer
	Minnesota	Gallagher Transfer
	Wisconsin	Sheboygan Falls Transfer
South	Puerto Rico	San Juan Transfer
	Central Florida	Tall Pines Transfer
	Central Florida	Delta — Riviera Beach Transfer
	Gulf Coast	Mobile Transfer
	Louisiana/Mississippi	St. Tammany Transfer

	Tennessee/Alabama/Kentucky	Nashville Transfer
	Carolinas	Asheville Transfer
West	Los Angeles	Carson Transfer
	North Bay	Davis Street Transfer
	San Diego/Orange County	Orange County Transfer
	Sacramento	Fresno Transfer
Market Areas:
East	Virginia/Maryland
Midwest	Michigan
South	Houston
West	Arizona

     The price increases at the added transfer stations and landfills will be on municipal solid waste (“MSW”) and/or construction and demolition (“C&D”) waste, and will be effective immediately. The Company expects that the price increases generally will range from 2.5% to 7.5%. However, some customers will be temporarily exempted from the price increase, either because of a recent price increase or certain other factors. Pricing for customers under contract will be increased pursuant to the terms of the customers’ agreements.

     The tonnage received at 65 landfills and 46 transfer stations sites now included in the study represent approximately 21% of the Company’s total MSW and C&D volumes for 2004. All price increases implemented since January 1, 2005 will be included in any future reports of the results of the study.

     Certain statements contained in Item 7 of this Form 8-K include statements that are “forward-looking statements.” There are risks that the Company faces that could cause actual results to be materially different from those that may be set forth in forward-looking statements made by the Company. There also may be additional risks that the Company does not presently know or that it currently believes are immaterial which could also impair its business and results of operations. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Additional information regarding factors that could materially affect results and the accuracy of the forward-looking statements contained herein may be found in Part I, Item 1 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit 99:           Press Release dated April 28, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WASTE MANAGEMENT, INC.
Date: April 28, 2005	By:	/s/ Rick L Wittenbraker
Rick L Wittenbraker
Senior Vice President

Exhibit Index

Exhibit Number	Description

99	Press Release dated April 28, 2005